UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 22, 2024

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1213 Elko Drive Sunnyvale, California 94089
(Address of Principal Executive Offices) (Zip Code)

(408) 331-8800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On August 22, 2024, the Compensation Committee of the Board of Directors of GSI Technology, Inc., a Delaware corporation (the “Company”) approved the GSI Technology, Inc. Amended and Restated Executive Retention and Severance Plan (the “Restated Plan”). The Restated Plan replaces the original plan adopted on September 30, 2014, as amended on August 29, 2017, August 27, 2020, and September 12, 2023. Capitalized terms not defined herein shall have the meaning set forth in the Restated Plan.

The terms of the Restated Plan are substantially the same as the original Executive Retention and Severance Plan, except that the Restated Plan provides that service to the Company after September 30, 2024 will not factor into the calculation of a Participant’s Base Salary Severance Period. The Participant’s Base Salary Severance Period will be fixed at the greater of (i) eighteen months for a Chief Executive Officer or twelve months for an Executive Officer, and (ii) the Base Salary Severance Period equal to one month for each full or partial year of the Participant’s employment that was completed on or prior to September 30, 2024.

Further, in the event of acceleration of equity awards under Section 5.2(f) of the Restated Plan, time-based vesting Restricted Stock Units shall be settled in full, and performance shares, performance stock units and similar stock-based compensation awards with multiple potential vesting levels shall, depending on the applicable level of performance, be settled at the greater of: (i) the target level of performance, or (ii) the applicable level of performance attained through the date of termination of employment.

The Restated Plan expires on September 30, 2027.

The description of the Restated Plan in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Restated Plan filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on August 22, 2024. At the annual meeting, the matters set forth below were submitted to a vote of the Company’s stockholders. The final tally of shares voted for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

1.	The Company’s stockholders elected the following six persons to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, with the votes cast as follows:

Director Nominees	For	Withhold	Broker Non-Vote
Jack A. Bradley	11,895,628	118,047	5,468,967
Elizabeth Cholawsky	11,900,412	113,263	5,468,967
Haydn Hsieh	11,882,060	129,733	5,470,849
Ruey L. Lu	11,817,209	194,584	5,470,849
Lee-Lean Shu	11,905,249	108,426	5,468,967
Robert Yau	11,874,108	137,685	5,470,849

2.	The Company’s stockholders ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025, with the votes cast as follows:

Votes For:	16,878,463
Votes Against:	415,443
Abstentions:	188,736
Broker Non-Votes:	0

3.	The Company’s stockholders approved an advisory (non-binding) resolution regarding the fiscal 2024 compensation of the executive officers named in the Summary Compensation Table, as disclosed in the Company’s proxy statement for the annual meeting, with the votes cast as follows:

Votes For:	11,715,049
Votes Against:	276,598
Abstentions:	22,028
Broker Non-Votes:	5,468,967

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	GSI Technology, Inc. Amended and Restated Executive Retention and Severance Plan, dated as of August 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

GSI Technology, Inc.

Date: August 23, 2024	By:	/s/ DOUGLAS M. SCHIRLE
Douglas M. Schirle
Chief Financial Officer